UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 15, 2013

Covance Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12213	22-3265977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Carnegie Center, Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code 609-452-8550

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant of the Company.

On November 15, 2013, Covance Inc. (the “Company”) issued Senior Notes in an aggregate principal amount of $250,000,000 pursuant to the previously announced Note Purchase Agreement dated October 2, 2013 with the purchasers party thereto (the “Note Purchase Agreement”).  Pursuant to the terms of the Note Purchase Agreement, the Senior Notes were issued in four series:  (i) $15,000,000 of 3.25% Senior Notes, Series 2013A, due November 15, 2018; (ii) $50,000,000 of 3.90% Senior Notes, Series 2013B, due November 15, 2020, (iii) $90,000,000 of 4.50% Senior Notes, Series 2013C, due November 15, 2023, and (iv) $95,000,000 of 4.65% Senior Notes, Series 2013D, due November 15, 2025.   The Senior Notes are guaranteed by certain of the Company’s domestic subsidiaries and are secured by a pledge of 65 percent of the capital stock of certain of the Company’s foreign subsidiaries.  The Note Purchase Agreement contains financial and other covenants by which the Company is bound.  The proceeds from the Senior Notes were used to pay down existing indebtedness.

The forgoing description is qualified in its entirety by the Note Purchase Agreement, which was filed on October 8, 2013 as Exhibit 10.1 to the Company’s Form 8-K and which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVANCE INC.

Date: November 20, 2013	/s/ Alison A. Cornell
	Name:	Alison A. Cornell
	Title:	Corporate Vice President
and Chief Financial Officer